Exhibit 99.1
Ardent Health Reports Fourth Quarter 2025 Results
Brentwood, Tenn. (March 4, 2026) – Ardent Health, Inc. (NYSE: ARDT) ("Ardent Health" or the "Company"), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the quarter ended December 31, 2025.
Fourth Quarter 2025 Operating and Financial Summary
All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

Total Revenue 4Q25: $1.61 billion 2025: $6.32 billion; 6.0% growth Y/Y	Net Income Attributable to Ardent Health 4Q25: $45 million
Adjusted EBITDA(1) 4Q25: $134 million 2025: $545 million; 9.3% growth Y/Y	Adjusted EBITDAR(1) 4Q25: $176 million
Admissions 4Q25: 1.5% growth Y/Y	Adjusted Admissions 4Q25: 2.0% growth Y/Y
Operating Cash Flow 4Q25: $223 million 87% growth Y/Y	Issuing Full-Year 2026 Guidance Total Revenue: $6,400 - $6,700 million Adjusted EBITDA(1): $485 - $535 million
(1)    Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" and reconciliations of non-GAAP measures to their most comparable GAAP financial measures contained later in this press release.

Solid Finish to 2025: IMPACT Program Building Momentum; Robust Cash Flow Generation
•"I'm pleased with tangible progress from the deliberate, measurable actions we took during the fourth quarter to mitigate the payor denial and professional fee industry pressures we outlined on the third quarter earnings call,"
stated Marty Bonick, President and Chief Executive Officer of Ardent Health. "Disciplined execution and expense optimization drove solid fourth quarter adjusted EBITDA results. Our IMPACT program is building traction and resulted in significant SWB expense improvements, particularly in contract labor. Additionally, I'm encouraged by payor denial and professional fee dynamics that were stable in the fourth quarter."
•"The solid finish to the year resulted in 2025 revenue and adjusted EBITDA growth of 6% and 9%, respectively, with adjusted EBITDA margins expanding 20 basis points," added Bonick. "Furthermore, we generated robust operating cash flow of $471 million in 2025, up nearly 50%. We also strengthened our balance sheet by improving net leverage to 2.5x and growing cash to over $700 million at year-end."
•"We enter 2026 with improving momentum from our IMPACT program, which we now expect to generate $55 million of savings this year, up from $40 million previously. We are highly focused on optimizing revenue, disciplined expense management, and productivity, all while delivering superior quality," continued Bonick. "At the same time, we are stepping over annualization of the aforementioned industry headwinds and the expiration of enhanced Exchange subsidies. As such, we are taking a prudent approach to establishing our 2026 adjusted EBITDA guidance of $485-$535 million."
•"We remain confident in our ability to deliver long-term shareholder value,” stated Bonick. "We expect to return to adjusted EBITDA growth in 2027, and over the longer-term our business is strategically well-positioned to leverage key pillars including: durable demand, operational efficiencies captured by our IMPACT program, and capital deployment supported by our strong balance sheet."

1  Lease-adjusted net leverage ratio is defined as the Company's net debt as of December 31, 2025, plus 8x trailing twelve-month real estate investment trust ("REIT") rent expense as of the end of the fourth quarter of 2025, divided by trailing twelve-month Adjusted EBITDAR as of December 31, 2025.

Financial Performance Summary
Fourth quarter 2025 year-over-year growth rates were negatively impacted by the Company recording two quarters of financial benefit from the New Mexico state directed payment program in the prior year quarter.
For the fourth quarter of 2025:
•Total revenue decreased 0.1% year-over-year to $1,605 million, driven primarily by a 2.0% increase in adjusted admissions offset by a 2.4% decrease in net patient service revenue per adjusted admission. Total revenue increased approximately 3% year-over-year when adjusting for the New Mexico state directed payment program that included two quarters of financial benefit in the prior year quarter.
•Net income attributable to Ardent Health was $45 million, or $0.32 per diluted share, compared to net income attributable to Ardent Health of $114 million, or $0.81 per diluted share, in the fourth quarter of 2024.
•Adjusted EBITDA decreased 26.6% year-over-year to $134 million.
For the full-year 2025, revenue increased 6.0% to $6.32 billion, Adjusted EBITDA grew 9.3% to $545 million, and Adjusted
EBITDA margin expanded 20bps to 8.6%.
Operating Performance Summary
The following table provides a summary of certain key operating metrics for the fourth quarter of 2025 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

	Three Months Ended December 31,
(Unaudited)	2025	2024	% Change
Adjusted admissions	88,583	86,872	2.0%
Admissions	40,896	40,300	1.5%
Inpatient surgeries	9,466	9,108	3.9%
Outpatient surgeries	23,976	24,296	(1.3%)
Total surgeries	33,442	33,404	0.1%
Emergency room visits	158,256	161,010	(1.7%)
Net patient service revenue per adjusted admission	$17,757	$18,200	(2.4%)
•Admissions for the fourth quarter of 2025 increased 1.5% year-over-year, driven by strong inpatient surgery growth.
•Surgeries for the fourth quarter of 2025 increased 0.1% year-over-year. The increase in total surgeries reflected inpatient surgery growth of 3.9% largely offset by a decrease in outpatient surgeries of 1.3%.
Balance Sheet, Cash Flow & Liquidity Update
As of December 31, 2025, the Company had total cash and cash equivalents of $710 million and total debt of $1.1 billion.
The Company’s net leverage ratio as of December 31, 2025, was 0.8x, as calculated under the Company's credit agreements, and its lease-adjusted net leverage ratio1 was 2.5x, an improvement from 2.9x as of December 31, 2024. At the end of the fourth quarter, the Company’s available liquidity was $1 billion.
During the fourth quarter of 2025, net cash provided by operating activities was $223 million, compared to $120 million in the same prior year period. For the full-year 2025, net cash provided by operating activities increased 49% to $471 million.
During the fourth quarter of 2025, the Company repurchased 0.35 million shares of its common stock for $3 million. The
Company had $47 million remaining under its repurchase authorization as of December 31, 2025.

Introducing 2026 Financial Guidance
The Company is providing initial full-year 2026 financial guidance. The guidance incorporates a number of assumptions, including headwinds from annualization of elevated professional fees and other rate pressures driven by payor denials,
Exchange disruption, and restoration of short-term compensation. The outlook also assumes tailwinds from mid-single digit core earnings growth and IMPACT program savings. All guidance is current as of the time provided and is subject to change.

(Unaudited; dollars in millions, except per share amount)	Full Year 2026 Guidance
Total revenue	$6,400	—	$6,700
Net income attributable to Ardent Health, Inc.	$129	—	$183
Adjusted EBITDA	$485	—	$535
Rent expense payable to REITs	$168	—	$168
Diluted earnings per share	$0.90	—	$1.27
Adjusted admissions growth	1.5%	—	2.5%
Capital expenditures	$225	—	$265
The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.
Fourth Quarter and Year End 2025 Results Conference Call
The Company will host a conference call to discuss its fourth quarter and year end financial results on March 5, 2026, at
10:00 a.m. Eastern Time. A webcast of the conference call will be available in the Investor Relations section of the
Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.
To participate in the live teleconference:
United States Live:    1-888-596-4144
International Live:    1-646-968-2525
Access Code:              4437657
To listen to a replay of the teleconference, which will be available through March 19, 2026:
United States Replay:  1-800-770-2030
International Replay:  1-647-362-9199
Access Code:              4437657
About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S.
With a focus on people and investments in innovative services and technologies, Ardent is passionate about making healthcare better and easier to access. Through its subsidiaries, the Company delivers care through a system of 30 acute care hospitals, more than 280 sites of care, and over 2,000 employed and affiliated providers across six states. For more information, please visit ardenthealth.com.

Investor Contact: Dave Styblo, CFA Investor.Relations@ardenthealth.com (615) 296-3016

Media Contact: Rebecca Kirkham rebecca.kirkham@ardenthealth.com (615) 296-3000
Supplemental Non-GAAP Financial Information
We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDAR. We define these terms as follows:
•Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of loss on extinguishment and modification of debt; other non-operating (gains) losses; recoveries from the cybersecurity incident in November 2023 (the "Cybersecurity
Incident"), net of incremental information technology and litigation costs; certain legal matters and related costs;
restructuring, exit and acquisition-related costs; change in accounting estimate; New Mexico professional liability accrual; expenses incurred in connection with the implementation of our integrated health information technology system provided by Epic Systems; equity-based compensation expense; and loss (income) from disposed operations.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP performance measures used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA and Adjusted EBITDA margin are performance measures that are not prepared in accordance with GAAP and are presented in this press release because our management considers them important analytical indicators commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA and Adjusted
EBITDA margin are useful financial metrics to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies. While we believe these are useful supplemental performance measures for investors and other users of our financial information, you should not consider Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin have inherent material limitations as performance measures, because they add back certain expenses to net income, resulting in those expenses not being taken into account in the performance measures. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because
Adjusted EBITDA and Adjusted EBITDA margin exclude these and other items, they have material limitations as measures of our performance.
•Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to real estate investment trusts ("REITs"), which consists of rent expense pursuant to the master lease agreement (the
"Ventas Master Lease") with Ventas, Inc. ("Ventas"), lease agreements with Ventas for 18 medical office buildings and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical
Center.

Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to our REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and
MPT, pursuant to long-term lease agreements. Additionally, we lease 18 medical office buildings from Ventas pursuant to lease agreements with initial terms of 12 years and eight options to renew for additional five-year terms. Our management views the long-term lease agreements with Ventas and MPT, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted EBITDAR as a measure of compliance.
Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of
Adjusted EBITDAR should not be construed as a performance or liquidity measure.
Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of taxes and rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes these and other items, it has material limitations as a measure of our valuation.
Forward-Looking Statements
This press release may contain "forward-looking statements," as that term is defined in the U.S. federal securities laws.
These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters.
Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would,"
"will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. When reviewing this press release, you should keep in mind the risks and uncertainties that could impact our business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this press release or implied by past results and trends. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of the federal government shutdown or other uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in
Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) effects of changes in healthcare policy or legislation, including the One Big Beautiful
Bill Act (the "OBBBA") and any other reforms that have or may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (5) the ability to achieve operating and financial targets, develop and execute mitigation plans to offset to the extent possible impacts from the OBBBA, the expiration of temporary enhanced subsidies for individuals eligible to purchase insurance coverage through health insurance marketplaces and imposition of tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services; (6) security threats, catastrophic events and other disruptions affecting our, our service providers’ or our joint venture ("JV") partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (7) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-based purchasing may impact our competitive position; (8) inability to recruit and retain quality physicians, as well as increasing cost to contract with hospital-based physicians; (9) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (10) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (11) inability to successfully complete acquisitions or strategic JVs or inability to realize all of the anticipated benefits; (12) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (13) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies of past acquisitions and the risk that transactions may not receive necessary government clearances; (14) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (15) operational, legal and financial risks associated with outsourcing functions to third parties; (16) our facilities are heavily concentrated in Texas and Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (17) negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (18) risks related to the Master Lease with Ventas (“Ventas Master
Lease”) and its restrictions and limitations on our business; (19) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (20) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (21) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (22) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (23) the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (24) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (25) failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (26) the results of our efforts to use technology, including artificial intelligence (“AI”) and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (27) our status as a controlled company; (28) conflicts of interest between our controlling stockholder and other holders of our common stock; and (29) other risk factors described in our filings with the Securities and Exchange Commission.
Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to "Company," "Ardent Health," "Ardent," "we," "our" and "us" as used throughout this release refer to Ardent Health, Inc. and its affiliates, unless stated otherwise or indicated by context.

Ardent Health, Inc.
Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Three Months Ended December 31,
	2025		2024
	Amount	%	Amount	%
Total revenue	$1,605,079	100.0%	$1,606,289	100.0%
Expenses:
Salaries and benefits	651,389	40.6%	653,966	40.7%
Professional fees	309,693	19.3%	286,299	17.8%
Supplies	277,533	17.3%	264,088	16.4%
Rents and leases	27,614	1.7%	27,326	1.7%
Rents and leases, related party	38,930	2.4%	37,816	2.4%
Other operating expenses	154,129	9.5%	141,368	8.8%
Interest expense	12,383	0.8%	13,528	0.8%
Depreciation and amortization	41,037	2.6%	37,854	2.4%
Loss on extinguishment and modification of debt	—	0.0%	1,898	0.0%
Other non-operating gains	—	0.0%	(23,202)	(1.4)%
Total operating expenses	1,512,708	94.2%	1,439,043	89.6%
Income before income taxes	92,371	5.8%	167,246	10.4%
Income tax expense	18,109	1.2%	26,355	1.6%
Net income	74,262	4.6%	140,891	8.8%
Net income attributable to noncontrolling interests	29,306	1.8%	26,687	1.7%
Net income attributable to Ardent Health, Inc.	$44,956	2.8%	$114,204	7.1%

Net income per share:
Basic	$0.32		$0.82
Diluted	$0.32		$0.81
Weighted-average common shares outstanding:
Basic	141,359,534		140,044,698
Diluted	142,099,858		140,828,828

Ardent Health, Inc.
Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Years Ended December 31,
	2025		2024
	Amount	%	Amount	%
Total revenue	$6,324,339	100.0%	$5,966,072	100.0%
Expenses:
Salaries and benefits	2,657,700	42.0%	2,534,756	42.5%
Professional fees	1,192,645	18.9%	1,097,119	18.4%
Supplies	1,082,908	17.1%	1,033,122	17.3%
Rents and leases	109,586	1.7%	103,577	1.7%
Rents and leases, related party	152,905	2.4%	149,229	2.5%
Other operating expenses	647,308	10.3%	496,219	8.2%
Interest expense	55,202	0.9%	65,578	1.1%
Depreciation and amortization	155,703	2.5%	146,288	2.5%
Loss on extinguishment and modification of debt	7,344	0.1%	3,388	0.1%
Other non-operating gains	(23,320)	(0.4)%	(26,264)	(0.4)%
Total operating expenses	6,037,981	95.5%	5,603,012	93.9%
Income before income taxes	286,358	4.5%	363,060	6.1%
Income tax expense	56,223	0.9%	63,352	1.1%
Net income	230,135	3.6%	299,708	5.0%
Net income attributable to noncontrolling interests	94,324	1.5%	89,365	1.5%
Net income attributable to Ardent Health, Inc.	$135,811	2.1%	$210,343	3.5%

Net income per share:
Basic	$0.96		$1.59
Diluted	$0.96		$1.58
Weighted-average common shares outstanding:
Basic	140,760,736		132,439,695
Diluted	141,450,309		132,744,577

 Ardent Health, Inc.
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$230,135	$299,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,703	146,288
Other non-operating losses (gains)	1,275	(4,702)
Loss on extinguishment and modification of debt	515	2,158
Amortization of deferred financing costs and debt discounts	4,379	5,468
Deferred income taxes	43,594	24,044
Equity-based compensation	39,293	17,978
(Income) loss from non-consolidated affiliates	(1,043)	5,835
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	59,155	40,001
Inventories	(3,148)	(9,407)
Prepaid expenses and other current assets	(122,094)	(136,009)
Accounts payable and other accrued expenses and liabilities	62,060	(103,860)
Accrued salaries and benefits	686	27,524
Net cash provided by operating activities	470,510	315,026
Cash flows from investing activities:
Investment in acquisitions, net of cash acquired	(2,504)	(35,542)
Purchases of property and equipment	(211,904)	(187,508)
Proceeds from divestitures	—	4,297
Other	179	(1,707)
Net cash used in investing activities	(214,229)	(220,460)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	208,656
Proceeds from insurance financing arrangements	15,607	10,797
Proceeds from long-term debt	—	3,600
Payments of principal on insurance financing arrangements	(15,041)	(10,443)
Payments of principal on long-term debt	(7,988)	(108,371)
Debt issuance costs	(2,573)	(2,450)
Payments of initial public offering costs	—	(9,534)
Distributions to noncontrolling interests	(88,239)	(72,856)
Other	(5,231)	5,243
Net cash (used in) provided by financing activities	(103,465)	24,642
Net increase in cash and cash equivalents	152,816	119,208
Cash and cash equivalents at beginning of period	556,785	437,577
Cash and cash equivalents at end of period	$709,601	$556,785

Supplemental Cash Flow Information:
Interest payments, net of capitalized interest	$65,740	$74,976
Non-cash purchases of property and equipment	$16,369	$9,276
Offering costs not yet paid	$—	$330
Income tax payments, net	$36,510	$41,603

Ardent Health, Inc.
Consolidated Balance Sheets
(Unaudited; dollars in thousands, except per share amounts)

	December 31, 2025 (1)	December 31, 2024 (1)
Assets
Current assets:
Cash and cash equivalents	$709,601	$556,785
Accounts receivable	686,102	743,031
Inventories	118,593	115,093
Prepaid expenses	112,646	113,749
Other current assets	431,882	304,093
Total current assets	2,058,824	1,832,751
Property and equipment, net	935,769	861,899
Operating lease right of use assets	292,651	248,040
Operating lease right of use assets, related party	915,599	929,106
Goodwill	879,451	852,084
Other intangible assets	89,335	76,930
Deferred income taxes	6,888	12,321
Other assets	111,691	142,969
Total assets	$5,290,208	$4,956,100

Liabilities and Equity
Current liabilities:
Current installments of long-term debt	$23,444	$9,234
Accounts payable	457,936	401,249
Accrued salaries and benefits	296,260	295,117
Other accrued expenses and liabilities	268,904	239,824
Total current liabilities	1,046,544	945,424
Long-term debt, less current installments	1,075,782	1,085,818
Long-term operating lease liability	260,600	221,443
Long-term operating lease liability, related party	904,632	919,313
Self-insured liabilities	241,050	227,048
Other long-term liabilities	76,636	34,697
Total liabilities	3,605,244	3,433,743

Redeemable noncontrolling interests	(1,250)	1,158
Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 750,000,000 shares authorized; 142,864,171 and 142,747,818 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,429	1,428
Additional paid-in capital	788,472	754,415
Accumulated other comprehensive (loss) income	(3,610)	9,737
Retained earnings	501,607	365,796
Equity attributable to Ardent Health, Inc.	1,287,898	1,131,376
Noncontrolling interests	398,316	389,823
Total equity	1,686,214	1,521,199
Total liabilities and equity	$5,290,208	$4,956,100
(1)As of December 31, 2025 and 2024, the consolidated balance sheets included total liabilities of consolidated variable interest entities of $335.1 million and $306.4 million, respectively. Refer to Note 2 of the Company's consolidated financial statements included in its Annual Report on Form 10-K for further discussion.

 Ardent Health, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2025	% Change	2024	2025	% Change	2024
Total revenue (in thousands)	$1,605,079	(0.1)%	$1,606,289	$6,324,339	6.0%	$5,966,072
Hospitals operated (at period end) (1)	30	0.0%	30	30	0.0%	30
Licensed beds (at period end) (2)	4,281	0.0%	4,281	4,281	0.0%	4,281
Utilization of licensed beds (3)	49%	4.3%	47%	50%	8.7%	46%
Admissions (4)	40,896	1.5%	40,300	165,682	5.3%	157,295
Adjusted admissions (5)	88,583	2.0%	86,872	349,614	2.3%	341,781
Inpatient surgeries (6)	9,466	3.9%	9,108	38,288	6.5%	35,937
Outpatient surgeries (7)	23,976	(1.3)%	24,296	91,361	(2.3)%	93,497
Total surgeries	33,442	0.1%	33,404	129,649	0.2%	129,434
Emergency room visits (8)	158,256	(1.7)%	161,010	637,325	0.2%	636,222
Patient days (9)	192,851	4.7%	184,167	777,361	7.3%	724,363
Total encounters (10)	1,582,219	6.8%	1,481,612	6,102,034	5.5%	5,785,709
Average length of stay (11)	4.72	3.3%	4.57	4.69	1.7%	4.61
Net patient service revenue per adjusted admission (12)	$17,757	(2.4)%	$18,200	$17,748	3.5%	$17,144
(1)Hospitals operated (at period end). This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of
Texas Health Science Center at Tyler ("UTHSCT"), an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health
North Campus Tyler, the financial results of such entity are not consolidated under Ardent Health, Inc.
(2)Licensed beds (at period end). This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(3)Utilization of licensed beds. This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.
(4)Admissions. This metric represents the number of patients admitted for inpatient treatment during the applicable period.
(5)Adjusted admissions. This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure
(admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

Adjusted Admissions	=	Admissions	x	(Gross Inpatient Revenue + Gross Outpatient Revenue)
Gross Inpatient Revenue
(6)Inpatient surgeries. This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-
sections, and certain diagnostic procedures are excluded from inpatient surgeries.
(7)Outpatient surgeries. This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.
(8)Emergency room visits. This metric represents the total number of patients provided with emergency room treatment during the applicable period.
(9)Patient days. This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.
(10)Total encounters. This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.
(11)Average length of stay. This metric represents the average number of days admitted patients stay in our hospitals.
(12)Net patient service revenue per adjusted admission. This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income	$74,262	$140,891	$230,135	$299,708
Adjusted EBITDA Addbacks:
Income tax expense	18,109	26,355	56,223	63,352
Interest expense	12,383	13,528	55,202	65,578
Depreciation and amortization	41,037	37,854	155,703	146,288
Noncontrolling interest earnings	(29,306)	(26,687)	(94,324)	(89,365)
Loss on extinguishment and modification of debt	—	—	7,344	3,388
Other non-operating (gains) losses (1)	—	(4,702)	1,130	(4,910)
Cybersecurity Incident recoveries, net (2)	—	(16,501)	(22,655)	(21,477)
Certain legal matters and related costs	900	2,000	900	2,000
Restructuring, exit and acquisition-related costs (3)	5,332	1,057	13,276	12,751
Change in accounting estimate (4)	—	—	43,298	—
New Mexico professional liability accrual (5)	—	—	54,468	—
Epic expenses (6)	1,933	1,673	4,837	3,173
Equity-based compensation	9,110	9,105	39,293	17,978
Loss (income) from disposed operations	185	(1,980)	207	9
Adjusted EBITDA	$133,945	$182,593	$545,037	$498,473
Total revenue	$1,605,079	$1,606,289	$6,324,339	$5,966,072
Adjusted EBITDA margin	8.3%	11.4%	8.6%	8.4%
(1)Other non-operating (gains) losses include gains and losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $4.3 million and $0.3 million for the three months ended December 31, 2025 and 2024, respectively, and $10.3 million and $10.4 million for the years ended
December 31, 2025 and 2024, respectively, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.8 million and $0.2 million for the three months ended December 31, 2025 and 2024, respectively, and $1.2 million and $0.8 million for the years ended December 31, 2025 and
2024, respectively, and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.2 million and $0.6 million for the three months ended December 31, 2025 and 2024, respectively, and $1.8 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively.
(4)Change in accounting estimate reflects the reduction in total revenue of $42.6 million and its $0.7 million impact on noncontrolling interest earnings as a result of a change in our accounting estimate of the collectability of accounts receivable. See Note 2 to our consolidated financial statements included in our
Annual Report on Form 10-K for further detail.
(5)During the year ended December 31, 2025, we recorded adjustments to our professional liability expense of $63.3 million.  These adjustments included $54.5 million of additional expense recorded during the third quarter of 2025 for adverse prior-period claim developments in New Mexico that was primarily attributable to recent claim settlements and ongoing litigation arising from the actions of a single provider who was employed between 2019 and 2022. See
Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for further detail.
(6)Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included (i) professional fees of $0.6 million and $1.6 million for the three months ended December 31, 2025 and 2024, respectively, and $2.1 million and
$3.1 million for the years ended December 31, 2025 and 2024, respectively, (ii) salaries and benefits of $1.3 million and $0.1 million for the three months ended December 31, 2025 and 2024, respectively, and $2.6 million and $0.1 million for the years ended December 31, 2025 and 2024, respectively, and (iii)
other expenses related to one-time training and onboarding support costs of $0.1 million for the year ended December 31, 2025. Epic expenses do not include ongoing operating costs of the Epic system.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Net income	$74,262	$230,135
Adjusted EBITDAR Addbacks:
Income tax expense	18,109	56,223
Interest expense	12,383	55,202
Depreciation and amortization	41,037	155,703
Noncontrolling interest earnings	(29,306)	(94,324)
Loss on extinguishment and modification of debt	—	7,344
Other non-operating losses (1)	—	1,130
Cybersecurity Incident recoveries, net (2)	—	(22,655)
Certain legal matters and related costs	900	900
Restructuring, exit and acquisition-related costs (3)	5,332	13,276
Change in accounting estimate (4)	—	43,298
New Mexico professional liability accrual (5)	—	54,468
Epic expenses (6)	1,933	4,837
Equity-based compensation	9,110	39,293
Loss from disposed operations	185	207
Rent expense payable to REITs (7)	41,786	164,308
Adjusted EBITDAR	$175,731	$709,345
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of
$4.3 million and $10.3 million for the three months ended and year ended December 31, 2025, respectively, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.8 million and $1.2 million for the three months ended and year ended December 31, 2025, respectively, and
(iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.2 million and $1.8 million for the three months ended and year ended December 31, 2025, respectively.
(4)Change in accounting estimate reflects the reduction in total revenue of $42.6 million and its $0.7 million impact on noncontrolling interest earnings as a result of a change in our accounting estimate of the collectability of accounts receivable. See Note 2 to our consolidated financial statements included in our
Annual Report on Form 10-K for further detail.
(5)During the year ended December 31, 2025, we recorded adjustments to our professional liability expense of $63.3 million.  These adjustments included $54.5 million of additional expense recorded during the third quarter of 2025 for adverse prior-period claim developments in New Mexico that was primarily attributable to recent claim settlements and ongoing litigation arising from the actions of a single provider who was employed between 2019 and 2022. See
Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for further detail.
(6)Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included (i) professional fees of $0.6 million and $2.1 million for the three months ended and year ended December 31, 2025, respectively, (ii) salaries and benefits of  $1.3 million and $2.6 million for the three months ended and year ended December 31, 2025, respectively, and (iii) other expenses related to one-time training and onboarding support costs of $0.1 million for the year ended December 31, 2025. Epic expenses do not include ongoing operating costs of the Epic system.
(7)Rent expense payable to REITs for the  three months ended and year ended December 31, 2025 consists of rent expense of $38.9 million and $152.9 million, respectively, related to the Ventas Master Lease and other lease agreements with Ventas for medical office buildings and rent expense of $2.9 million and
$11.4 million, respectively, related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside Medical Center.

Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in millions)

	Guidance for the Full Year Ending December 31, 2026
	Low	High
Net income	$221	$280
Adjusted EBITDA Addbacks:
Income tax expense	58	73
Interest expense	56	53
Depreciation and amortization	175	170
Noncontrolling interest earnings	(92)	(97)
Cybersecurity Incident recoveries (1)	(7)	(7)
Other expenses, including restructuring and enterprise system conversion costs	28	21
Equity-based compensation	46	42
Adjusted EBITDA	$485	$535
(1)Cybersecurity Incident recoveries represent insurance recovery proceeds associated with the Cybersecurity Incident.